Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 27, 1996 appearing on page 24 of Detection Systems Inc.'s Annual Report on Form 10-K/A for the year ended March 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of such Annual Report on Form 10-K/A.
We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

Rochester, New York
November 14, 1996